ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz
	Filed in the office of /s/ Ross Miller	Document Number 20070825904-7
	Ross Miller	Filing Date and Time 12/05/2007 10:15 AM
	Secretary of Stale State of Nevada	Entry Number C31511-2002

Articles of Merger (PURSUANT TO NRS 92A,200) Page 1

USE BLACK INK ONLY DO NOT HIGHLIONT	ABOVE SPACE 18 FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
 (excluding 92A.200(4b))

1)
Name and Jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach are 8112" x11" blank sheet containing the required Information for each additional entity.

National Filing Agents Acquisition Corporation
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*
Bonanza Oil & Gas, Inc,
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*
Name of merging entity
Texas	Limited Liability Corporation
Jurisdiction	Entity type*
Name of merging entity

Jurisdiction	Entity type*
and,

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
Filing Fee: $350.00
This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

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2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if • foreign entity la the survivor In the merger - MRS 9281 90):
Attn:	Ran Furman

c/o:	Bonanza Oil& Gas, Inc. 1901 Post Oak Dr., Suite 2402 Houston, TX 77027

3)	(Choose one)
☐The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
☐The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 9214.180)

4)	Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entry) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable and, or

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

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(b) The plan was approved by the required consent of the owners of*:

National Filing Agents Acquisition Corporation
Name of merging entity, if applicable
Bonanza Oil & Gas, Inc
Name of merging entity, if applicable
Plantation Working Intrests, LLC
Name of merging entity, if applicable

Name of merging entity, if applicable and, or
National Filing Agents, Inc.
Name of surviving entity, if applicable
• Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NR5 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of Incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable and, or

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

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5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A-200)*:
Article 1. Name The name of the corporation shall be: Bonanza Oil & Gas, Inc.

6)	Location of Plan of Merger (check a or b):
☐ (a) The entire plan of merger is attached; or,

☒ (b) The entire plan of mercher is  on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200)

7)	Effective date (optional)**: 12/10107

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A,180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**A merger takes affect upon filing the articles of merger or upon a later date as specified in tha articles, which must not be more than 90 days after the articles are filed (NRS 92A.240),

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 897014290 (77S) 684 5708 Wesbsite: secretaryofstate.blz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

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8)	Signatures-must be signed by: an officer of each Nevada corporation; all general partners of each Nevada limited partnership; all general partners of each Nevada limited partnership; all manager of each Nevada limited-liability company with managers of all the members if there are no managers; a trustee of each nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8%" x 11" blank sheet containing the required information for each additional entity.):

National Filing Agents Acquisition  Corporation

Name of merging entity

/s/	President	11/27/07
Signature	Title	Date

Bonanza Oil & Gas, Inc.
Name of merging entity

/s/	CEO	11/27/07
Signature	Title	Date

Plantation Working Interest, LLC
Name of merging entity

/s/	Managing Partner	11/27/07
Signature	Title	Date

Name of merging entity

/s/
Signature	Title	Date

National Filing Agents, Inc.
Name of surviving entity

/s/	11/27/07	11/27/07
Signature	Title	Date

*The articles of merger must be signed by each foreign constituant entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may caus this filing to be rejected.